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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        _________________________________

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 25, 2002


                             SUSQUEHANNA MEDIA CO.
               (Exact name of registrant as specified in charter)


           Delaware                    333-80523                 23-2722964
 (State of other jurisdiction         (Commission               (IRS employer
       of incorporation)              file number)           identification no.)

                     140 East Market Street, York, PA 17401
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (717) 848-5500

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Item 5. Other Events

     On June 25, 2002, Susquehanna Radio Corp. (a Susquehanna Media Co. subsidiary) entered into an agreement to purchase the assets of Radio Station WYGY-FM from Caron Broadcasting, Inc. for $45.0 million cash. Radio Station WYGY-FM is licensed to Lebanon, Ohio. The station also serves the Cincinnati, Ohio marketplace. The agreement is subject to Federal Communications Commission approval. Susquehanna Media Co. plans to use existing credit facilities to finance the transaction, which is expected to close in fourth quarter 2002.

                                     ******

     Some of the statements herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," or "anticipates' or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than of historical facts included herein, including those regarding the Company's financial position, business strategy, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, but are not limited to, general economic and business conditions (both nationally and in the Company's markets), acquisition opportunities, expectations and estimates concerning future financial performance, financing plans, the Company's ability to service its outstanding indebtedness, the impact of competition, existing and future regulations affecting the Company's business, nonrenewal of cable franchises, decreases in the advertising and entertainment expenditures of the Company's customers and other factors over which the Company may have little or no control.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 8, 2002                SUSQUEHANNA MEDIA CO.
                                        (Registrant)


                                        By: /s/ Peter P. Brubaker
                                           -------------------------------------
                                           Peter P. Brubaker
                                           Chief Executive Officer and President